Exhibit 99.1

For Release
April 29, 2015
1:05 p.m. PDT

Contacts:
Ed Pierce
Chief Financial Officer
(818) 878-7900

On Assignment Reports Results for First Quarter of 2015
Adjusted EPS & Adjusted EBITDA within Previously Announced Estimates
Closes Sale of Physician Segment

CALABASAS, Calif., April 29, 2015 -- On Assignment, Inc. (NYSE: ASGN), a leading global provider of diversified professional staffing solutions, today reported results for the quarter ended March 31, 2015. Operating results of the Physician Segment, which was sold effective February 1, 2015, are included in discontinued operations for all periods presented.

First Quarter Highlights

•
Revenues were $430.0 million; up 5.7 percent year-over-year (6.7 percent on a constant currency basis). Adverse effect of inclement weather on revenues was approximately $4.5 to $5.5 million ($2.0 million higher than previous estimates) and foreign currency exchange rates adversely affected revenues $0.9 million more than expected.

•	Adjusted income from continuing operations (a non-GAAP measure defined below) was $21.6 million ($0.41 per diluted share).

•
Excluding the $1.3 million ($0.8 million after income taxes) in acquisition, integration and strategic planning expenses incurred during the quarter, which was not included in our earnings estimates, income from continuing operations was $13.8 million ($0.26 per diluted share).

•	Adjusted EBITDA (a non-GAAP measure defined below) was $38.7 million.

•	Closed the sale of the Physician Segment for $123.0 million ($25.7 million gain, net of tax). Operating results of this segment are included in Discontinued Operations for all periods presented.

•	Repurchased 43,000 shares of Common Stock at average price per share of $38.26. (Total share repurchases since June 30, 2014 were 3.4 million at an average price of $29.89.)

•	Leverage ratio (total indebtedness to trailing 12 months Adjusted EBITDA) was 1.77 to 1 at March 31, 2015, down from 2.06 to 1 at December 31, 2014.

Commenting on the results, Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said, "Despite lower than estimated revenues, our Adjusted Earnings and Adjusted EBITDA were within our financial estimates for the quarter. Our revenues for the quarter were adversely effected more than expected by the inclement weather in March and the further strengthening of the US dollar relative to the Euro, which combined caused an unfavorable revenue variance of approximately $3.0 million. Our Oxford Segment for the quarter grew 10.4 percent on a constant currency basis, its highest quarterly growth rate since 2013. Our Apex Segment, grew 5.7 percent, and continues to be hampered by spending at certain of its large financial services and government customers.

During the quarter, we believe we made important progress in expanding our internal staff of sales consultants and recruiters and positioning ourselves to continue our growth through strategic acquisitions.

The average number of sales consultants and recruiters during the quarter was 1,887, which is up 14.6 percent year-over-year. We expect to see higher revenues from this investment beginning in the third quarter as the typical ramp up time for new staff is 9 to 12 months."

First Quarter 2015 Financial Results

Revenues for the quarter were $430.0 million, up 5.7 percent year-over-year (6.7 percent on a constant currency basis). Revenues for the quarter were adversely affected $4.5 to $5.5 million from inclement weather. Foreign currency exchange adversely affected revenues $4.0 million year-over-year.

Our largest segment, Apex, which accounts for approximately 68.4 percent of total revenues, grew 5.7 percent year-over-year and our second largest segment, Oxford, which accounts for approximately 29.6 percent of total revenues, grew 8.5 percent year-over-year (10.4 percent on a constant currency basis).

Gross profit was $135.9 million, up 6.0 percent year-over-year. This improvement was primarily due to growth in revenues and expansion in gross margin. Gross margin for the quarter was 31.6 percent, up from 31.5 percent in the first quarter of 2014. The year-over-year expansion in gross margin related to the higher mix of direct hire and conversion revenues, which were 5.6 percent of total revenues, up from 4.7 percent in the first quarter of 2014.

Selling, general and administrative (“SG&A”) expenses were $105.9 million (24.6 percent of revenues), up from $96.1 million (23.6 percent of revenues) in the first quarter of 2014. SG&A expenses for the quarter included acquisition, integration and strategic planning expenses of $1.3 million and approximately $2.0 million related to our accelerated hiring of sales consultants and recruiters.

Amortization of intangible assets was $4.9 million, compared with $5.5 million in the first quarter of 2014.

Interest expense for the quarter was $3.1 million compared with $3.3 million in the first quarter of 2014. Interest expense for the quarter was comprised of interest on the credit facility of $2.7 million and amortization of capitalized loan costs of $0.4 million. The leverage ratio (total indebtedness to trailing 12 months Adjusted EBITDA) at March 31, 2015 was 1.77 to 1, down from 2.06 to 1 at December 31, 2014.

The effective income tax rate for the quarter was 40.8 percent, a slight decrease from the 41.2 percent for the full year 2014.

Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization of intangible assets plus equity-based compensation expense, impairment charges, acquisition, integration and strategic planning expenses), was $38.7 million, up from $38.2 million in the first quarter of 2014.

Adjusted income from continuing operations was $21.6 million ($0.41 per diluted share). Income from continuing operations (which includes acquisition, integration and strategic planning expenses of $1.3 million, or $0.8 million net of tax) was $13.0 million ($0.25 per diluted share) compared with $13.6 million ($0.25 per diluted share) in the first quarter of 2014.

Net income was $39.1 million ($0.75 per diluted share) compared with $13.9 million ($0.25 per diluted share) in the first quarter of 2014. Net income included income from discontinued operations of $26.1 million ($0.50 per diluted share), mainly related to the gain on the sale of the Physician Segment.

Sale of Physician Segment

On February 1, 2015 the Company completed the sale of its Physician Segment for $123.0 million and recognized a gain of $25.7 million, net of tax. After tax proceeds from the sale were approximately $108 million.

Share Repurchase Program

During the quarter, the Company repurchased 43,000 shares of its common stock. Since June 30, 2014, the Company has repurchased approximately 3.4 million shares at an average price per share of $29.89. The amount remaining under the current board-approved share repurchase program is approximately $98.4 million.

Financial Estimates for Q2 2015

On Assignment is providing financial estimates for continuing operations for the second quarter of 2015. These estimates do not include acquisition, integration, or strategic planning expenses and assume no deterioration in the staffing markets that On Assignment serves. These estimates also assume no further deterioration in foreign exchange rates.

•	Revenues of $454.0 million to $459.0 million

•	Gross margin of 32.5 percent to 33.0 percent

•	SG&A expense (excludes amortization of intangible assets) of $107.0 to $108.0 million (includes $3.7 million in depreciation and $5.0 million in equity-based compensation expense)

•	Amortization of intangible assets of $5.1 million

•	Adjusted EBITDA of $49.0 million to $52.0 million

•	Effective tax rate of 40.0 percent

•	Adjusted income from continuing operations of $27.5 million to $29.3 million

•	Adjusted income from continuing operations per diluted share of $0.53 to $0.56

•	Income from continuing operations of $19.5 million to $21.3 million

•	Income from continuing operations per diluted share of $0.37 to $0.41

•	Diluted shares outstanding of 52.1 million

The above estimates assume billable days of 63.5 for the quarter, which are 1.5 days more than the preceding quarter and 0.3 fewer days than the second quarter of 2014. The estimates also assume a foreign currency exchange rate of 1.08 (US dollar to the Euro).

The mid-point of the revenue range above implies year-over-year growth of 5.1 percent (6.4 percent on a constant currency basis). The revenue estimates assume mid-single digit growth for Apex, mid-to-high single-digit growth at Oxford and a year-over-year decline for Life Sciences Europe on a constant currency basis.

Conference Call

On Assignment will hold a conference call today at 4:30 p.m. EDT to review its first quarter financial results. The dial-in number is 800-230-1059 (+1-612-234-9959 for callers outside the United States) and the conference ID number is 357396. Participants should dial in ten minutes before the call.

A replay of the conference call will be available beginning today at 6:30 p.m. EDT and ending at 11:59 p.m. EDT on May 13, 2015. The access number for the replay is 800-475-6701 (+1-320-365-3844 for callers outside the United States) and the conference ID number is 357396.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment's web site at www.onassignment.com. Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.

About On Assignment

On Assignment, Inc. is a leading global provider of in-demand, skilled professionals in the growing life sciences, engineering and technology sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for its quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals.

On Assignment, which is based in Calabasas, California, was founded in 1985 and went public in 1992. The Company has a network of branch offices throughout the United States, Canada, United Kingdom, Netherlands, Ireland, Belgium, Spain, and Switzerland. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures

Statements in this release and the accompanying Supplemental Financial Information include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with Generally Accepted Accounting Principles in the US ("GAAP"), and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance. Such measures also are used to determine a portion of the compensation for some of our executives and employees. We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters. One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, and amortization of intangible assets), other terms include Adjusted EBITDA (EBITDA plus equity-based compensation expense, impairment charges, write-off of loan costs, and acquisition, integration and strategic planning expenses) and Non-GAAP income from continuing operations (Income from continuing operations, plus write-off of loan costs, and acquisition, integration and strategic planning expenses, net of tax) and Adjusted income from continuing operations and related per share amounts. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company's anticipated financial and operating performance in 2015. All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, income from continuing operations, adjusted income from continuing operations, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, our ability to manage our potential or actual litigation matters, the successful integration of our recently acquired subsidiaries, the successful implementation of our five-year strategic plan, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 2, 2015. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,		December 31,
	2015	2014 (1) (2)	2014 (1)

Revenues	$430,045	$406,851	$441,023
Cost of services	294,170	278,696	298,486
Gross profit	135,875	128,155	142,537
Selling, general and administrative expenses	105,935	96,109	101,192
Amortization of intangible assets	4,869	5,538	5,538
Operating income	25,071	26,508	35,807
Interest expense, net	(3,067)	(3,328)	(3,198)
Income before income taxes	22,004	23,180	32,609
Provision for income taxes	8,981	9,575	13,083
Income from continuing operations	13,023	13,605	19,526
Gain on sale of discontinued operations, net of tax	25,703	—	—
Income from discontinued operations, net of tax	409	312	947
Net income	$39,135	$13,917	$20,473

Basic earnings per common share:
Income from continuing operations	$0.25	$0.25	$0.38
Income from discontinued operations	0.51	0.01	0.01
	$0.76	$0.26	$0.39

Diluted earnings per common share:
Income from continuing operations	$0.25	$0.25	$0.37
Income from discontinued operations	0.50	—	0.02
	$0.75	$0.25	$0.39

Number of shares and share equivalents used to calculate earnings per share:
Basic	51,519	54,104	51,900
Diluted	52,209	54,975	52,679

______

(1)
Amounts have been restated to give retroactive effect to the sale of our Physician Segment on February 1, 2015. The results of this segment are included in discontinued operations for all periods presented. Accordingly, the results shown above differ from the results in our previous filings with the Securities and Exchange Commission.

(2)
Amounts have been restated to give retroactive effect to the closure of the European retained search unit in the fourth quarter of 2014. The results of this unit are included in discontinued operations for all periods presented. Accordingly, the results shown above differ from the results in our previous filings with the Securities and Exchange Commission.

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION(1) (Unaudited)
(In thousands)

	Three Months Ended
	March 31,		December 31,
	2015	2014 (1) (2)	2014 (1)
Revenues:
Apex	$294,293	$278,408	$307,724
Oxford	127,471	117,500	123,872
Life Sciences Europe	8,281	10,943	9,427
	$430,045	$406,851	$441,023

Gross profit:
Apex	$79,643	$75,506	$87,816
Oxford	53,524	49,026	51,703
Life Sciences Europe	2,708	3,623	3,018
	$135,875	$128,155	$142,537

______

(1)
Amounts have been restated to give retroactive effect to the sale of our Physician Segment on February 1, 2015. The results of this segment are included in discontinued operations for all periods presented. Accordingly, the results shown above differ from the results in our previous filings with the Securities and Exchange Commission.

(2)
Amounts have been restated to give retroactive effect to the closure of the European retained search unit in the fourth quarter of 2014. The results of this unit are included in discontinued operations for all periods presented. Accordingly, the results shown above differ from the results in our previous filings with the Securities and Exchange Commission.

SELECTED CASH FLOW INFORMATION (Unaudited)
(In thousands)

	Three Months Ended
	March 31,		December 31,
	2015 (1)	2014	2014
Cash provided by (used in) operations	$19,943	$(4,321)	$28,064
Capital expenditures	$8,000	$4,020	$5,469

SELECTED CONSOLIDATED BALANCE SHEET DATA (Unaudited)
(In thousands)

	March 31,	December 31,
	2015	2014 (2)
Cash and cash equivalents	$76,363	$28,860
Accounts receivable, net	287,759	277,146
Goodwill and intangible assets, net	755,574	762,669
Total assets of discontinued operations	—	108,026
Total assets	1,217,638	1,274,174
Current portion of long-term debt	18,250	18,250
Total current liabilities	154,691	165,566
Working capital	255,080	220,338
Long-term debt	316,313	396,875
Other long-term liabilities	71,806	71,758
Total liabilities of discontinued operations	—	25,762
Stockholders’ equity	674,828	634,408

____

(1)
Amounts include cash flows from our Physician Segment. This segment generated a negative $1.8 million of cash flows from operations and its capital expenditures were negligible during the first quarter of 2015.

(2)	Balances have been restated to present assets and liabilities of the Physician Segment in discontinued operations.

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS AND EARNINGS PER DILUTED SHARE TO NON-GAAP ADJUSTED EBITDA AND ADJUSTED EBITDA
PER DILUTED SHARE (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015		2014 (1) (2)		December 31, 2014 (1)
Net income	$39,135	$0.75	$13,917	$0.25	$20,473	$0.39
Income from discontinued operations, net of tax	26,112	0.50	312	—	947	0.02
Income from continuing operations	13,023	0.25	13,605	0.25	19,526	0.37
Interest expense, net	3,067	0.06	3,328	0.06	3,198	0.06
Provision for income taxes	8,981	0.17	9,575	0.17	13,083	0.25
Depreciation	3,532	0.07	2,522	0.05	3,379	0.06
Amortization of intangible assets	4,869	0.09	5,538	0.10	5,538	0.11
EBITDA	33,472	0.64	34,568	0.63	44,724	0.85
Equity-based compensation	3,954	0.08	3,082	0.06	4,157	0.08
Acquisition, integration and strategic planning expenses	1,278	0.02	588	0.01	1,762	0.03
Adjusted EBITDA	$38,704	$0.74	$38,238	$0.70	$50,643	$0.96

Weighted average common and common equivalent shares outstanding (diluted)	52,209		54,975		52,679
______

(1)
Amounts have been restated to give retroactive effect to the sale of our Physician Segment on February 1, 2015. The results of this segment are included in discontinued operations for all periods presented. Accordingly, the results shown above differ from the results in our previous filings with the Securities and Exchange Commission.

(2)
Amounts have been restated to give retroactive effect to the closure of the European retained search unit in the fourth quarter of 2014. The results of this unit are included in discontinued operations for all periods presented. Accordingly, the results shown above differ from the results in our previous filings with the Securities and Exchange Commission.

RECONCILIATION OF GAAP INCOME AND DILUTED EPS TO NON-GAAP INCOME AND DILUTED EPS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,				December 31,
	2015		2014 (1) (2)		2014 (1)
Net income	$39,135	$0.75	$13,917	$0.25	$20,473	$0.39
Income from discontinued operations, net of tax	26,112	0.50	312	—	947	0.02
Income from continuing operations	13,023	0.25	13,605	0.25	19,526	0.37
Acquisition, integration and strategic planning expenses, net of tax	780	0.01	359	—	1,075	0.02
Non-GAAP income from continuing operations	$13,803	$0.26	$13,964	$0.25	$20,601	$0.39

Weighted average common and common equivalent shares outstanding (diluted)	52,209		54,975		52,679

_____

(1)
Amounts have been restated to give retroactive effect to the sale of our Physician Segment on February 1, 2015. The results of this segment are included in discontinued operations for all periods presented. Accordingly, the results shown above differ from the results in our previous filings with the Securities and Exchange Commission.

(2)
Amounts have been restated to give retroactive effect to the closure of the European retained search unit in the fourth quarter of 2014. The results of this unit are included in discontinued operations for all periods presented. Accordingly, the results shown above differ from the results in our previous filings with the Securities and Exchange Commission.

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014 (6)
Non-GAAP income from continuing operations (1)	$13,803	$13,964
Adjustments:
Amortization of intangible assets (2)	4,869	5,538
Cash tax savings on indefinite-lived intangible assets (3)	3,882	3,807
Excess of capital expenditures over depreciation, net of tax (4)	(470)	(1,025)
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes (5)	(505)	(531)
Adjusted income from continuing operations	$21,579	$21,753

Adjusted income from continuing operations per diluted share	$0.41	$0.40

Weighted average common and common equivalent shares outstanding (diluted)	52,209	54,975

______

(1)	Non-GAAP income from continuing operations as calculated on preceding page. Non-GAAP income from continuing operations excludes acquisition, integration and strategic planning expenses.

(2)	Amortization of intangible assets of acquired businesses.

(3)
Income tax benefit (using 39 percent marginal tax rate) from amortization for income tax purposes of certain indefinite-lived intangible assets (goodwill and trademarks), on acquisitions in which the Company received a step-up tax basis. For income tax purposes, these assets are amortized on a straight-line basis over 15 years. For financial reporting purposes, these assets are not amortized and a deferred tax provision is recorded that fully offsets the cash tax benefit in the determination of net income.

(4)
Excess capital expenditures over depreciation is equal to one-quarter of the estimated full year difference between capital expenditures less depreciation, tax affected using an estimated marginal combined federal and state tax rate of 39 percent.

(5)
Income taxes (assuming a 39 percent marginal rate) on the portion of amortization of intangible assets, which is not deductible for income tax purposes (mainly amortization associated with the acquisition of CyberCoders, Inc. that the Company was not able to step-up the tax basis in those acquired assets for tax purposes).

(6)
Amounts have been restated to exclude results of the Physician Segment from continuing operations. The Physician Segment was sold on February 1, 2015 and its results are now included in discontinued operations.

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS TO NON-GAAP ADJUSTED INCOME FROM CONTINUING OPERATIONS FOR EACH OF THE THREE-MONTH PERIODS IN THE YEAR ENDED DECEMBER 31, 2014 AND THE YEAR ENDED DECEMBER 31, 2014 (1)
(In thousands, except per share amounts)

	Three Months Ended				Year Ended Dec. 31
	Mar. 31	June 30	Sept. 30	Dec. 31
Income from continuing operations	$13,605	$19,641	$20,723	$19,526	$73,495
Acquisition, integration and strategic planning expenses, net of tax	359	1,204	573	1,075	3,211
Non-GAAP income from continuing operations	13,964	20,845	21,296	20,601	76,706

Adjustments to calculate adjusted income from continuing operations (2):
Amortization of intangible assets	5,538	5,522	5,532	5,538	22,130
Cash tax savings on indefinite-lived intangible assets	3,807	3,807	3,808	3,808	15,230
Excess of capital expenditures over depreciation, net of tax	(1,025)	(1,025)	(1,025)	(1,025)	(4,100)
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes	(531)	(531)	(531)	(532)	(2,125)
Adjusted income from continuing operations	$21,753	$28,618	$29,080	$28,390	$107,841

Adjusted income from continuing operations per diluted share	$0.40	$0.52	$0.54	$0.54	$1.99

Weighted average common and common equivalent shares outstanding (diluted)	54,975	55,173	54,129	52,679	54,294

Adjusted EBITDA	$38,238	$51,239	$52,944	$50,643	$193,064

______

(1)
This table has been restated to exclude results of the Physician Segment from continuing operations. The Physician Segment was sold on February 1, 2015 and its results are now included in discontinued operations.

(2)	Descriptions of these adjustments are set forth on the preceding page.

SUPPLEMENTAL FINANCIAL AND OPERATING DATA (Unaudited)

	Apex	Oxford	Life Sciences Europe (1)	Consolidated (1)
Revenues (in thousands):
Q1 2015	$294,293	$127,471	$8,281	$430,045
Q4 2014	$307,724	$123,872	$9,427	$441,023
% Sequential change	(4.4)%	2.9%	(12.2)%	(2.5)%
Q1 2014	$278,408	$117,500	$10,943	$406,851
% Year-over-year change	5.7%	8.5%	(24.3)%	5.7%

Direct hire and conversion revenues (in thousands):
Q1 2015	$4,079	$19,628	$197	$23,904
Q4 2014	$4,146	$15,782	$226	$20,154
Q1 2014	$3,682	$15,027	$285	$18,994

Gross margins:
Q1 2015	27.1%	42.0%	32.7%	31.6%
Q4 2014	28.5%	41.7%	32.0%	32.3%
Q1 2014	27.1%	41.7%	33.1%	31.5%

Average number of staffing consultants:
Q1 2015	965	886	36	1,887
Q4 2014	942	836	33	1,811
Q1 2014	818	796	32	1,646

Average number of customers:
Q1 2015	1,293	886	141	2,320
Q4 2014	1,276	897	153	2,326
Q1 2014	1,375	849	136	2,360

Top 10 customers as a percentage of revenue:
Q1 2015	27.0%	11.6%	55.9%	18.5%
Q4 2014	29.1%	12.9%	55.4%	20.3%
Q1 2014	30.6%	13.8%	59.3%	20.9%

Average bill rate:
Q1 2015	$54.02	$113.02	$47.68	$62.06
Q4 2014	$54.59	$114.35	$51.01	$65.01
Q1 2014	$53.89	$110.55	$53.66	$61.93

Gross profit per staffing consultant:
Q1 2015	$83,000	$60,000	$75,000	$72,000
Q4 2014	$93,000	$62,000	$91,000	$79,000
Q1 2014	$92,000	$62,000	$113,000	$78,000
_______

(1)	Amounts have been restated to exclude discontinued operations.

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS (Unaudited)

	Three Months Ended
	March 31, 2015	December 31, 2014 (1)
Percentage of revenues:
Top ten clients	18.5%	20.3%
Direct hire/conversion	5.6%	4.6%

Bill rate:
% Sequential change	(4.5%)	3.9%
% Year-over-year change	0.2%	1.4%

Bill/Pay spread:
% Sequential change	(5.2%)	2.6%
% Year-over-year change	(2.2%)	(0.1%)

Average headcount:
Contract professionals (CP)	12,318	12,164
Staffing consultants (SC)	1,887	1,811

_____

(1)
Amounts have been restated to exclude results of the Physician Segment from continuing operations. The Physician Segment was sold on February 1, 2015 and its results are now included in discontinued operations.